EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Joy Global Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the fiscal year ended November 1, 2003 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2)	information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Joy Global Inc.

A signed original of this written statement required by section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Joy Global Inc. and will be retained by Joy Global Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 19, 2003

/s/ John Nils Hanson John Nils Hanson Chairman, President and Chief Executive Officer

/s/ Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer